Exhibit 99.2
Acuren Corporation Announces Uplisting to the New York Stock Exchange

TOMBALL, Texas -- (BUSINESS WIRE) -- Acuren Corporation (NYSE American: TIC) (“Acuren” or the “Company”), a leading provider of critical asset integrity services, announced today the Company has been approved for uplisting to the New York Stock Exchange (“NYSE”) from the NYSE American. Accordingly, as a result of the uplisting to the NYSE, the Company’s common stock will cease trading on the NYSE American after market close on May 16, 2025, and will commence trading on the NYSE effective at the opening of trading on May 19, 2025. The Company’s common stock will continue to trade under the symbol “TIC.”
“Listing on the NYSE is a tremendous achievement for Acuren and a proud moment for our entire team,” said Tal Pizzey, CEO of Acuren. “This is a remarkable time in our public company journey as we continue to lead in the asset integrity space and expand within the TICC sector. We’re excited to bring the Acuren story to an even wider audience and continue building long-term value for our stockholders.”
“Joining the NYSE marks yet another defining milestone for Acuren and underscores the Company’s readiness to stand alongside larger, more liquid companies,” commented Robert A.E. Franklin, Co-Chairman of Acuren. “We look forward to benefiting from an amplified corporate profile as we engage with a broader investor base and continue to execute on our strategic ambitions. We’re energized by this next chapter.”
“We’re proud to welcome Acuren to the NYSE,” said Chris Taylor, NYSE Group Chief Development Officer. “As a leader in the asset integrity space, Acuren joins a community of industry pioneers and is poised to benefit from the enhanced visibility, liquidity, and long-term value that the NYSE uniquely provides.”
About Acuren Corporation
Acuren is a leading provider of critical asset integrity services. The company operates primarily in North America serving a broad range of industrial markets. It provides these essential and often compliance-mandated (often at customer locations) services in the industrial space and is focused on the recuring maintenance needs of its customers. The work Acuren does fits in the service category referred to as Testing, Inspection, Certification, and Compliance (TICC) including Nondestructive Testing (NDT) in the field and the laboratory and in-lab destructive testing capabilities. More information can be found at https://www.acuren.com/.
Forward-Looking Statements
In this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. Such statements relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events, including the Company’s expectations regarding the commencement of trading on the NYSE, the ceaseation of trading on the NYSE American and the potential benefits of the NYSE listing, including engaging with a broader investor base, increased trading liquidity and enhanced value creation. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to dier materially from those expressed or implied by such forward-looking statements. Prospective investors are cautioned not to place undue reliance on forward-looking statements, given certain risks and uncertainties, including that the commencement of trading could be delayed and that the Company may not realize the benefits of uplisting to NYSE, including long-term value for its stockholders. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Investor Relations Contacts
Dan Scott / Rodny Nacier
ICR Inc.
IR@acuren.com